Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related prospectus of our report dated June 29, 2021, with respect to the consolidated financial statements of Nemaura Medical Inc. (Company) as of March 31, 2021 and 2020 and for the two years then ended, and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.

Denver, Colorado

March 16, 2022